As filed with the Securities and Exchange Commission on May 26, 2011

File No. 001-35054

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF

THE SECURITIES EXCHANGE ACT OF 1934

Marathon Petroleum Corporation

(exact name of registrant as specified in its charter)

Delaware	27-1284632
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

539 South Main Street Findlay, Ohio	45840-3229
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (419) 422-2121

Copy to:

Ted W. Paris, Esq.

Baker Botts L.L.P.

3000 One Shell Plaza

910 Louisiana Street

Houston, Texas 77002-4995

(713) 229-1838

Fax: (713) 229-7738

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class Registered	Name of Each Exchange on Which Such Class will be Registered
Common Stock, par value $0.01 per share	The New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

MARATHON PETROLEUM CORPORATION

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE IN FORM 10

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

We have filed our information statement as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Item Caption	Location in Information Statement
1.	Business.	See “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Relationship with Marathon Oil After the Spin-Off” and “Management.”

1A.	Risk Factors.	See “Risk Factors.”

2.	Financial Information.	See “Summary,” “Risk Factors,” “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.	Properties.	See “Business.”

4.	Security Ownership of Certain Beneficial Owners and Management.	See “Security Ownership of Certain Beneficial Owners and Management.”

5.	Directors and Executive Officers.	See “Management.”

6.	Executive Compensation.	See “Management” and “Executive Compensation.”

7.	Certain Relationships and Related Transactions, and Director Independence.	See “Summary,” “Risk Factors,” “Management,” “Certain Relationships and Related Transactions” and “Relationship with Marathon Oil After the Spin-Off.”

8.	Legal Proceedings.	See “Business—Legal Proceedings.”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	See “Summary,” “Risk Factors,” “The Spin-Off,” “Dividend Policy” and “Description of Capital Stock.”

10.	Recent Sales of Unregistered Securities.	Not Applicable.

11.	Description of Registrant’s Securities to be Registered.	See “Description of Capital Stock.”

12.	Indemnification of Directors and Officers.	See “Indemnification of Directors and Officers.”

Item No.	Item Caption	Location in Information Statement
13.	Financial Statements and Supplementary Data.	See “Summary,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Data” and “Index to Combined Financial Statements.”

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable.

15.	Financial Statements and Exhibits.

(a)	Financial Statements: The following financial statements are included in the information statement and filed as part of this Registration Statement:

Report of Independent Registered Public Accounting Firm

Combined Statements of Income for the years ended December 31, 2010, 2009 and 2008

Combined Balance Sheets as of December 31, 2010 and 2009

Combined Statements of Cash Flows for the years ended December 31, 2010, 2009 and 2008

Combined Statements of Net Investment for the years ended December 31, 2010, 2009 and 2008

Notes to Combined Financial Statements

Supplemental Statistics (unaudited)

Unaudited Combined Statements of Income for the three months ended March 31, 2011 and 2010

Unaudited Combined Balance Sheets as of March 31, 2011 and December 31, 2010

Unaudited Combined Statements of Cash Flows for the three months ended March 31, 2011 and 2010

Unaudited Combined Statements of Net Investment for the three months ended March 31, 2011 and 2010

Notes to Combined Financial Statements (unaudited)

Supplemental Statistics (unaudited)

(b)	Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Separation and Distribution Agreement dated as of May 25, 2011 among Marathon Oil Corporation, Marathon Oil Company and Marathon Petroleum Corporation

3.1	Form of Restated Certificate of Incorporation of the Registrant

3.2	Amended and Restated Bylaws of the Registrant

4.1*	Indenture dated as of February 1, 2011 between Marathon Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.2*	Form of the terms of the 3½% Senior Notes due 2016, 5 1/8% Senior Notes due 2021 and 6½% Senior Notes due 2041 of Marathon Petroleum Corporation

4.3*	Form of 3½% Senior Notes due 2016, 5 1/8% Senior Notes due 2021 and 6½% Senior Notes due 2041 of Marathon Petroleum Corporation (included in Exhibit 4.2 above)

4.4*	Registration Rights Agreement among Marathon Petroleum Corporation, Marathon Oil Corporation and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC

4.5*	Credit Agreement dated as of March 11, 2011 among Marathon Petroleum Corporation, the lenders party thereto, JPMorgan Chase Bank, National Association, as Administrative Agent, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Bookrunners, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bank of America, N.A., Citigroup Global Markets Inc. and The Royal Bank of Scotland plc, as Co-Documentation Agents

10.1	Tax Sharing Agreement dated as of May 25, 2011 by and among Marathon Oil Corporation, Marathon Petroleum Corporation and MPC Investment LLC

10.2	Employee Matters Agreement dated as of May 25, 2011 by and between Marathon Oil Corporation and Marathon Petroleum Corporation

10.3	Transition Services Agreement dated as of May 25, 2011 by and between Marathon Oil Corporation and Marathon Petroleum Corporation

10.4*	Marathon Petroleum Corporation 2011 Incentive Compensation Plan

21.1*	List of Subsidiaries

99.1	Information Statement, Subject to Completion, dated May 26, 2011

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 26, 2011

MARATHON PETROLEUM CORPORATION

By:	/S/ GARY R. HEMINGER
Gary R. Heminger
President

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Separation and Distribution Agreement dated as of May 25, 2011 among Marathon Oil Corporation, Marathon Oil Company and Marathon Petroleum Corporation

3.1	Form of Restated Certificate of Incorporation of the Registrant

3.2	Amended and Restated Bylaws of the Registrant

4.1*	Indenture dated as of February 1, 2011 between Marathon Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.2*	Form of the terms of the 3½% Senior Notes due 2016, 5 1/8% Senior Notes due 2021 and 6½% Senior Notes due 2041 of Marathon Petroleum Corporation

4.3*	Form of 3½% Senior Notes due 2016, 5 1/8% Senior Notes due 2021 and 6½% Senior Notes due 2041 of Marathon Petroleum Corporation (included in Exhibit 4.2 above)

4.4*	Registration Rights Agreement among Marathon Petroleum Corporation, Marathon Oil Corporation and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC

4.5*	Credit Agreement dated as of March 11, 2011 among Marathon Petroleum Corporation, the lenders party thereto, JPMorgan Chase Bank, National Association, as Administrative Agent, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Bookrunners, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bank of America, N.A., Citigroup Global Markets Inc. and The Royal Bank of Scotland plc, as Co-Documentation Agents

10.1	Tax Sharing Agreement dated as of May 25, 2011 by and among Marathon Oil Corporation, Marathon Petroleum Corporation and MPC Investment LLC

10.2	Employee Matters Agreement dated as of May 25, 2011 by and between Marathon Oil Corporation and Marathon Petroleum Corporation

10.3	Transition Services Agreement dated as of May 25, 2011 by and between Marathon Oil Corporation and Marathon Petroleum Corporation

10.4*	Marathon Petroleum Corporation 2011 Incentive Compensation Plan

21.1*	List of Subsidiaries

99.1	Information Statement, Subject to Completion, dated May 26, 2011

*	Previously filed.